Variable Insurance Funds
 3435 Stelzer Road, Columbus, Ohio 43219-8382

FORM OF DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT

Name:     __________________________

Address: __________________________

                __________________________

                __________________________

Ladies and Gentlemen:

Variable Insurance Funds (the "Trust") is an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). On behalf of each of the funds of the Trust identified in Schedule A, as amended from time to time ("Funds"), the board of trustees of the Trust ("Trustees") have adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") that, among other things, authorizes the Trust to enter into this Agreement with you (the "Authorized Firm"), concerning the provision of activities and services set forth in Section 2 (collectively, "Services") to your contract owners or other permissible purchasers ("Customers") who may from time to time be investors, or prospective investors, in a Fund. The terms and conditions of this Agreement are as follows:

1.    REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1.    .Reference is made to the "Prospectus" of the Funds as is effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2.    For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Fund will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's shares for purposes of purchases and redemptions.

2.    SERVICES OF AUTHORIZED FIRM.

2.1.    The Authorized Firm is hereby authorized and may from time to time undertake to perform, or arrange for the performance of, some or all of the following non-exclusive list of Services:

.    the provision of personal and continuing services to beneficial owners of each Fund's shares;

.    receiving, aggregating and processing purchase, exchange and redemption orders of beneficial owners;

.    answering questions and handling correspondence from beneficial owners about their accounts;

.    maintaining account records and providing beneficial owners with account statements;

.    processing dividend payments for the Funds;

.    providing sub-accounting services for the Funds;

.    issuing reports and transaction confirmations to beneficial owners;

.    forwarding shareholder communications to beneficial owners of the Funds;

.    receiving, tabulating and transmitting proxies executed by beneficial owners of the Funds;

.    general account administration activities;

.    advertising, preparation of sales literature and other promotional materials, and related printing and distribution expenses with respect to a Fund;

.    paying employees or agents of the distributor of the Funds, other securities broker-dealers and financial intermediaries, sales personnel, or "associated persons" of the Trust who engage in or support the provision of services to investors and/or distribution of the Funds, including salary, commissions, telephone, travel and related overhead expenses;

.    incurring expenses of training sales personnel regarding the Funds;

.    preparing, printing and distributing the Funds Prospectus, statement of additional information, supplements thereto, and reports to prospective investors;

.    organizing and conducting sales seminars and meetings designed to promote the sale of Fund shares;

.    paying fees to one or more Authorized Firms in respect of the average daily value of the Funds beneficially owned by investors for whom the Authorized Firm is the dealer of record or holder of record, or beneficially owned by shareholders with whom the Authorized Firm has a servicing relationship;

.    incurring expenses in obtaining information and providing explanations to variable contract owners and wholesale and retail distributors of contracts regarding Fund investment objectives and policies and other information about the Funds, including the performance of the Funds;

.    incurring expenses in training sales personnel regarding the Funds;

.    incurring expenses in personal services and/or maintenance of variable contract accounts with respect to the Funds;

.    incurring costs and expenses in implementing and operating the Plan, including capital or other expenses of associated equipment, rent, salaries, bonuses, interest, and other overhead or financing charges; and

.    such other similar activities and services as determined by the Board from time to time.

2.2.    The Authorized Firm also may receive compensation pursuant to this Agreement for making the Funds available to its Customers as funding vehicles for their variable insurance contracts, and/or compensation for services performed and expenses incurred by Authorized Firm or its affiliates in connection with the sale of Fund shares.

2.3.     The Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Authorized Firm's business, or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such Services.

2.4.     The procedures relating to the handling of orders shall be subject to instructions which the Trust shall forward from time to time to the Authorized Firm. All purchase orders for a Fund are subject to acceptance or rejection by the Trust in its sole discretion, and the Fund may, in its discretion and without notice, suspend or withdraw the sale of a Fund's shares, including the sale of such shares to the Authorized Firm for the account of any Customer or Customers, unless otherwise agreed to by the parties to this Agreement.

2.5.     In no transaction shall the Authorized Firm act as dealer for its own account; the Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement, the Authorized Firm will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or any dealer of a Fund in any matter or in any respect. No person is authorized to make any representations concerning the Trust or a Fund except those representations contained in the Fund's then-current Prospectus and Statement of Additional Information and in such printed information as the Trust may subsequently prepare, unless otherwise agreed to by the parties to this Agreement.

2.6.     The Authorized Firm and its employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of the Authorized Firm's responsibilities under this Agreement. The Authorized Firm will provide to the Trust's Trustees (or assist in the provision of), and the Trust's Trustees will review at least quarterly, a written report of the amounts so expended and describe the purposes for which the expenditures are made.

In addition, the Authorized Firm will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of Services as described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Trustee's concerning this Agreement and the monies paid, reimbursed, payable, or reimbursable pursuant hereto, the Services provided hereunder and related expenses, and any other reports or filings that may be required by law.

3.    FEES.

3.1.    In consideration of the costs and expenses of furnishing the Services and facilities provided by the Authorized Firm hereunder, and subject to the limitations of applicable law and regulations, the Authorized Firm will be compensated and/or reimbursed (as applicable) at an annual rate of up to, but not more than, 0.35% of the average daily net assets attributable to the shares of each Fund which are attributable to or held in the name of the Authorized Firm for its Customers. The fee will not be paid to the Authorized Firm with respect to shares of a Fund that are redeemed or repurchased by the Fund within seven business days of receipt of confirmation of such sale.

3.2.    The fee rate with respect to any Fund may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to the Authorized Firm.

4.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1.    By written acceptance of this Agreement, the Authorized Firm represents, warrants, and agrees that, to the extent required by law: (i) the Authorized Firm has all necessary qualifications, authorizations and/or registrations relating to the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement; (ii) to the extent required by law, the Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that the Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Trust on the Customer's behalf; and (iii) any and all compensation payable to the Authorized Firm by Customers in connection with the investment of their assets in the Trust will be disclosed by the Authorized Firm to Customers and will be authorized by Customers and will not result in an excessive fee to the Authorized Firm.

4.2.    The Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, and the Investment Advisers Act of 1940. The Trust has informed the Authorized Firm of the states or other jurisdictions in which the Trust believes the shares of the Funds are qualified for sale. The Authorized Firm agrees that it will not purchase a Fund's shares on behalf of a Customer's account in any jurisdiction in which such shares are not qualified for sale. The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Trust relating to services provided by it pursuant to the terms of this Agreement.

4.3.    The Authorized Firm agrees that under no circumstances shall the Trust be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

5.    EXCULPATION; INDEMNIFICATION.

5.1.    The Trust shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Trust except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trust or by the Authorized Firm of compliance with any applicable law, rule, or regulation.

5.2.    The Authorized Firm will indemnify the Trust and hold it harmless from any claims or assertions relating to the lawfulness of the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Trust shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Authorized Firm.

6.    EFFECTIVE DATE; TERMINATION.

6.1.    This Agreement will become effective with respect to each Fund on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms, provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

6.2.    This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the Plan. This Agreement may be terminated with respect to any Fund by the Trust or by the Authorized Firm, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the Independent Trustees (as defined in the Plan) or a majority of the outstanding Shares of a Fund on sixty days' written notice.

7.    GENERAL.

7.1.    All notices and other communications to either the Authorized Firm or the Trust will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

7.2.    The Trust may enter into other similar agreements for the provision of Services with any other person or persons without the Authorized Firm's consent.

7.3.    Upon receiving the written consent of the Trust, the Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the Services contemplated hereunder; provided, however, that the Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Authorized Firm shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4.    This Agreement supersedes any other agreement between the Trust and the Authorized Firm relating to the Services described herein in connection with a Fund's shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors.

7.5.    It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust.

(The remainder of this page is left intentionally blank. The signature page follows.)

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

Variable Insurance Funds

By:_________________________________

Title:_______________________________

The foregoing Agreement is hereby accepted:

_____________________________________
Authorized Firm

By:__________________________________

Title: ________________________________

Date: ________________________________

SCHEDULE A
TO THE DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
[DATE]

Choice VIT  Market Neutral Fund

Choice VIT Long-Short Fund